Exhibit 4.1
FIRST AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of January 12, 2007, by and among NASHUA CORPORATION, a Massachusetts corporation (the “Borrower”), the lenders party hereto (herein collectively called the “Lenders” and each individually called a “Lender”), and LASALLE BANK NATIONAL ASSOCIATION, as a Lender and as Agent for the Lenders.
W I T N E S S E T H:
     WHEREAS, the Borrower and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 30, 2006 (the “Existing Credit Agreement” and as the Existing Credit Agreement is amended and modified by this Amendment, the “Amended Credit Agreement”);
     WHEREAS, Borrower has requested that the Lenders modify the Existing Credit Agreement in certain respects; and
     WHEREAS, the Lenders are willing to modify the Existing Credit Agreement in certain respects subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, it is agreed that:
SECTION 1
DEFINED TERMS
     Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Existing Credit Agreement.
SECTION 2
AMENDMENT TO EXISTING CREDIT AGREEMENT
     2.1 Amendment to Revolving Commitment Amount. The definition of “Revolving Commitment Amount” in Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the reference to “$35,000,000” contained therein and substituting “$20,000,000” therfor.”
     2.2 Substitution of Schedule 2.1. Schedule 2.1 to the Existing Credit Agreement is hereby amended by deleting the schedule in its entirety and substituting Attachment 1 to this Amendment therefor.

SECTION 3
REPRESENTATIONS AND WARRANTIES
     Borrower hereby represents and warrants to Lenders that:
     3.1 Due Authorization, etc. The execution and delivery of this Amendment and the performance of Borrower’s obligations under the Amended Credit Agreement are duly authorized by all necessary corporate, do not require any filing or registration with or approval or consent of any governmental agency or authority, do not and will not conflict with, result in any violation of or constitute any default under any provision of its certificate of incorporation or organization, as applicable, or by-laws or limited liability company agreement, as applicable, or that of any of its Subsidiaries or any material agreement or other document binding upon or applicable to it or any of its Subsidiaries (or any of their respective properties) or any material law or governmental regulation or court decree or order applicable to it or any of its Subsidiaries, and will not result in or require the creation or imposition of any Lien in any of its properties or the properties of any of its Subsidiaries pursuant to the provisions of any agreement binding upon or applicable to it or any of its Subsidiaries.
     3.2 Validity. This Amendment has been duly executed and delivered by Borrower and, together with the Amended Credit Agreement, are the legal, valid and binding obligations of Borrower to the extent Borrower is a party thereto, enforceable against Borrower in accordance with their respective terms subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of the rights of creditors generally.
     3.3 Representations and Warranties. The representations and warranties contained in Section 9 of the Existing Credit Agreement are true and correct on the date of this Amendment, except to the extent that such representations and warranties (a) solely relate to an earlier date or (b) have been changed by circumstances permitted by the Amended Credit Agreement.
SECTION 4
CONDITIONS PRECEDENT
     The amendment set forth in Section 2 of this Amendment shall become effective upon satisfaction of all of the following conditions precedent:
     4.1 Receipt of Documents. Agent shall have received all of the following, each in form and substance satisfactory to Agent:
     (a) Amendment. A counterpart original of this Amendment duly executed by Borrower.

     (b) Secretary’s Certificate. A certificate of the secretary of Borrower dated the date of the execution of this Amendment substantially in the form of Exhibit A to this Amendment.
     (c) Officer’s Certificate. A certificate of the chief financial officer of Borrower dated the date of the execution of this Amendment, substantially in the form of Exhibit B to this Amendment.
     (d) Other. Such other documents as Agent may reasonably request.
     4.2 Other Conditions. No Event of Default or Default shall have occurred and be continuing.
SECTION 5
MISCELLANEOUS
     5.1 Warranties and Absence of Defaults. In order to induce Lenders to enter into this Amendment, Borrower hereby warrants to Lenders, as of the date of the actual execution of this Amendment, that (a) no Event of Default or Default has occurred which is continuing as of such date and (b) the representations and warranties in Section 3 of this Amendment are true and correct.
     5.2 Documents Remain in Effect. Except as amended and modified by this Amendment, the Existing Credit Agreement and the other documents executed pursuant to the Existing Credit Agreement remain in full force and effect and Borrower hereby ratifies, adopts and confirms its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Existing Credit Agreement and the other documents executed pursuant to the Existing Credit Agreement.
     5.3 Reference to Credit Agreement. On and after the effective date of this Amendment, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the “Credit Agreement” in any Note and in any Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Amended Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
     5.4 Headings. Headings used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.
     5.5 Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

     5.6 Expenses. Borrower agrees to pay on demand all costs and expenses of Lenders (including reasonable fees, charges and disbursements of Lenders’ attorneys) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Amended Credit Agreement, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 5.6 shall survive any termination of this Amendment or the Amended Credit Agreement.
     5.7 Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable laws, but if any provision of this Amendment shall be prohibited by or invalid under such laws, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
     5.8 Successors. This Amendment shall be binding upon Borrower, Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, Lenders and the successors and assigns of Lenders.
[signature page attached]

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

NASHUA CORPORATION

By: Title:	/s/ John L. Patenaude Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, as Agent and Lender

By: Title:	/s/ Rod A. Murray Senior Vice President

BANK OF AMERICA, as a Lender

By:	/s/ Christine M. Madden
Title:	Vice President

Attachment 1
Revised Schedule 2.1
[see attached]

SCHEDULE 2.1
BANKS AND PRO RATA SHARES
SCHEDULE 2.1
BANKS AND PRO RATA SHARES

	Pro Rata Share
	Of Revolving
Bank	Commitment Amount	Pro Rata Share
LaSalle Bank National Association	$10,000,000	50.000000000%
Bank of America	$10,000,000	50.000000000%
TOTALS	$20,000,000	100.000000000%